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                                                                      EXHIBIT 23



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 21, 1998 accompanying the financial statement of VWSC Corporation (formerly Vision World, Inc.) included in the Form 8-K/A (Amendment No. 1) of Vision Twenty-One, Inc. for each of the three years ended January 3, 1998, which are incorporated by reference into the Vision Twenty-One Registration Statements on Form S-8 (No. 333-38285) as filed on October 20, 1997 and Form S-1 (No. 333-51437) as amended by post effective amendment No. 1 on Form S-3 as filed on August 20, 1998. We consent to the incorporation by reference in the above mentioned Registration Statements of the aforementioned report.



/s/ Divine, Scherzer & Brody, Ltd.
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    Divine, Scherzer & Brody, Ltd.


Minneapolis, Minnesota
October 13, 1998